UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2014

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry into a Material Definitive Agreement

On June 3, 2014, First South Bank (the “Bank”) entered into separate Salary Continuation Agreements (the “Agreements”) with each of the following Executive Officers: Bruce W. Elder, Paul S. Jaber, Scott C. McLean, John F. Nicholson, Jr. and J. Randy Woodson (the “Executive Officers”). The Bank is a wholly owned subsidiary of First South Bancorp, Inc.

Under the terms of the Agreements, the Executive Officers are entitled to cash payments in the event of their retirement, certain employment terminations, disability, death, or a change in control of the Bank. The purpose of the Agreements is to encourage each Executive Officer’s continued employment with the Bank and to provide each Executive Officer with an additional incentive to achieve the Bank’s corporate objectives.

The following is a summary of the benefits payable and certain other terms of the Agreements. Each benefit is payable in lieu of any other benefits payable under the Agreements.

As used below, the term “separation from service” refers to a termination of the Executive Officer’s employment with the Bank and its affiliates for reasons other than death or disability.

Normal Retirement Benefit. In the event of a separation from service after age 65, the Bank has agreed to pay to Messrs. Elder, Jaber, McLean, Nicholson and Woodson an annual benefit in the amount of $28,000, $15,000, $18,000, $15,000 and $20,000, respectively. The annual benefit will be paid in equal monthly installments commencing the month following the separation from service and will continue for fifteen (15) years, subject to the conditions and limitations set forth in the Agreements.

Early Termination Benefit. In the event of a separation from service after December 31, 2018 and before the Executive Officer reaches age 65 (except when the separation from service occurs due to termination for cause or within 24 months of a change in control), the Bank has agreed to pay to each Executive Officer the early termination annual benefit shown on Schedule A of the Agreements for the plan year ending immediately prior to the separation from service. The annual benefit will be paid in equal monthly installments commencing the month following the Executive Officer’s 65th birthday and will continue for fifteen (15) years.

Disability Benefit. In the event an Executive Officer suffers a disability prior to age 65, the Bank has agreed to pay to each Executive Officer the disability annual benefit shown on Schedule A of the Agreements for the plan year ending immediately prior to the occurrence of the disability. The annual benefit will be paid in equal monthly installments commencing the month following the Executive Officer’s 65th birthday and will continue for fifteen (15) years.

Change in Control Benefit. If a change in control of the Bank occurs, followed within twenty-four (24) months by separation from service prior to age 65, the Bank will pay Messrs. Elder, Jaber, McLean, Nicholson and Woodson an annual benefit in the amount of $28,000, $15,000, $18,000, $15,000 and $20,000, respectively. The annual benefit will be paid in equal monthly installments commencing the month following the Executive Officer’s 65th birthday and will continue for fifteen (15) years.

Death Prior to Separation from Service and Disability. In the event an Executive Officer dies prior to separation from service and disability, the Bank has agreed to pay the designated beneficiary of each of Messrs. Elder, Jaber, McLean, Nicholson and Woodson an annual benefit in the amount of $28,000, $15,000, $18,000, $15,000 and $20,000, respectively. The annual benefit will be paid in equal monthly installments commencing the month following the Executive Officer’s death and will continue for fifteen (15) years.

Death after Separation from Service or Disability and before Normal Retirement Age. In the event an Executive Officer dies after separation from service or disability, and before age 65, the Bank has agreed to pay the designated beneficiary of each of Messrs. Elder, Jaber, McLean, Nicholson and Woodson an annual benefit in the amount of $28,000, $15,000, $18,000, $15,000 and $20,000, respectively. The annual benefit will be paid in equal monthly installments commencing the month following the Executive Officer’s death and will continue for fifteen (15) years.

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Death Subsequent to Commencement of Benefit Payments. In the event an Executive Officer dies while receiving payments under the Agreements, but prior to receiving all payments due and owing under the Agreements, the Bank has agreed to pay the designated beneficiary of each of the Executive Officers the same amounts at the same times as the Bank would have paid the Executive Officer had the Executive Officer survived.

Termination for Cause. If the Bank terminates an Executive Officer’s employment for cause, then the Executive Officer will not be entitled to any benefits under the terms of his Agreement.

Excise Tax Gross Up. In the event any payment under the Agreements, when added to all other amounts or benefits provided to an Executive Officer in connection with a separation from service, would result in the imposition of an excise tax under the Internal Revenue Code of 1986, as amended, the Bank has agreed to provide the Executive Officer with an additional cash payment in an amount such that the after-tax proceeds of the additional payment will be equal to the amount of the excise tax.

Termination of Agreements. The Agreements may be terminated upon the mutual agreement of the Executive Officer and the Bank and may also be terminated unilaterally by the Bank in certain situations.

Internal Revenue Code Section 409A. The Agreements are intended to comply with, and will be administered in order to comply with, section 409A of the Internal Revenue Code of 1986, as amended, and regulations or other guidance of the Internal Revenue Service publishes thereunder.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are included with this Report as Exhibits 10.20, 10.21, 10.22, 10.23, and 10.24, and which are incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 above is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following documents are filed as exhibits to this report:

Exhibit 10.20: Salary Continuation Agreement between First South Bank and Bruce W. Elder

Exhibit 10.21: Salary Continuation Agreement between First South Bank and Paul S. Jaber

Exhibit 10.22: Salary Continuation Agreement between First South Bank and Scott C. McLean

Exhibit 10.23: Salary Continuation Agreement between First South Bank and John F. Nicholson, Jr.

Exhibit 10.24: Salary Continuation Agreement between First South Bank and J. Randy Woodson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2014	First South Bancorp, Inc.
(Registrant)

	By:	/s/ William L. Wall
William L. Wall
Senior Vice President and
Secretary

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